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                                                                Exhibit 10.9b(1)

[LOGO]   Plaza Realty & Management Services, Inc

         THE HAMMONS TOWER
         901 St. Louis Street, Suite 106
         Springfield, Missouri 65806
         (417) 864-4544
         Fax (417) 864-4596

December 18, 2001

Mr. John Q. Hammons
John Q. Hammons Hotels, Inc.
300 John Q. Hammons Parkway, Suite #900
Springfield, MO 65806

RE: LEASE RENEWAL - SUITE 700, JOHN Q. HAMMONS BUILDING

Dear Mr. Hammons,

Please allow this letter to serve as the Lessor's proposal to extend your Lease Agreement relating to your Leased Premises within the John Q. Hammons Building, Springfield, Missouri.

As of January 1, 2002, the Lessor will extend your Lease for an additional three
(3) year period under the same terms and conditions as outlined in your Lease dated December 16, 1998 with exception to base rental which shall be increased to $3,468.75 per month. We will also adjust your base year as it relates to increased building costs to the actual cost for 2002.

Should this meet with your approval, please sign all three (3) copies of this letter and return them to my attention. Upon receiving the Lessor's approval and signature, I will return one (1) fully executed copy for your files.

Sincerely,

PLAZA REALTY & MANAGEMENT SERVICES, INC.

/s/ Mark Harrell

Mark Harrell
President

MH/kb

LESSOR:
ACCEPTED BY: /s/ John Q. Hammons     DATE: 12-20-01
             ------------------------     ------------
              Mr. John Q. Hammons

LESSEE:
ACCEPTED BY: /s/ John Q. Hammons     DATE: 12-20-01
             ------------------------     ------------
              Mr. John Q. Hammons